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                                                                    EXHIBIT 99.6

                              UP TO 757,943 SHARES
                              CLASS B COMMON STOCK

                        AMERICAN MAIZE-PRODUCTS COMPANY

                           OFFERED PURSUANT TO RIGHTS
                     DISTRIBUTED TO SHAREHOLDERS OF RECORD

To Securities Dealers, Commercial Banks,
  Brokers, Trust Companies and Other Nominees:

     Enclosed are a Prospectus, dated March 17, 1995 (the "Prospectus") and the other documents listed below relating to the offering of up to 757,943 shares of Class B Common Stock, $.80 par value (the "Class B Common Stock"), of American Maize-Products Company (the "Company"), at a subscription price of $40.00 per share in cash, pursuant to nontransferable subscription rights ("Rights") distributed to holders of record of shares of Class B Common Stock ("Rights Holders") as of the close of business on March 3, 1995 (the "Record Date"). The Rights are described in the Prospectus and will be evidenced by nontransferable Subscription Right Certificates.

     Each beneficial owner of Class B Common Stock registered in your name or the name of your nominee is entitled to .435 Rights for each share of Class B Common Stock so owned by such beneficial owner on the Record Date. In lieu of fractional Rights, the aggregate number of Rights issued in respect of each beneficial owner will be rounded up to the next whole number, upon your timely request on the enclosed Certification and Request for Additional Rights. No more than 757,943 shares of Class B Common Stock will be issued upon the exercise of Rights. If Rights to purchase in excess of 757,943 shares are exercised, the Company will allocate the 757,943 shares available for purchase to the exercising Rights Holders on a pro rata basis, to the extent practicable.

     We are asking you to contact your clients for whom you hold shares of Class B Common Stock registered in your name, or in the name of your nominee, to obtain instructions with respect to the Rights. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the sale of shares of Class B Common Stock to a Rights Holder upon exercise of Rights.

     Enclosed are copies of the following documents:

          1. The Prospectus;

          2. The Subscription Right Certificate;

          3. The Instructions as to Use of Subscription Right Certificate;

          4. A form of letter which may be sent to your clients for whose accounts you hold shares of Class B Common Stock registered in your name or the name of your nominee;

          5. Certification and Request for Additional Rights;

          6. Notice of Guaranteed Delivery; and

          7. A return envelope addressed to The Bank of New York, the Subscription Agent.

     Your prompt action is requested. The Rights will expire at 5:00 p.m., New York time, on April 10, 1995, unless extended by the Company (as it may be extended, the "Termination Time").
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     TO EXERCISE RIGHTS, PROPERLY COMPLETED AND EXECUTED SUBSCRIPTION RIGHT
CERTIFICATES OR NOTICE OF GUARANTEED DELIVERY AND PAYMENT IN FULL FOR ALL RIGHTS EXERCISED MUST BE DELIVERED TO THE SUBSCRIPTION AGENT AS INDICATED IN THE PROSPECTUS PRIOR TO THE TERMINATION TIME.

     Rights Holders requesting assistance, information or additional copies of the enclosed materials may call The Bank of New York, at (800) 507-9357 (toll free).

                                          Very truly yours,


                                          AMERICAN MAIZE-PRODUCTS COMPANY

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE CLASS B COMMON STOCK, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE SUBSCRIPTION DOCUMENTS.